                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 8, 1999, with respect to the consolidated financial statements and schedules included in Pre-Effective Amendment No. 5 to the Registration Statement (Form S-3 No. 333-70871) and related Prospectus of Global TeleSystems Group, Inc. dated on or about April 19, 1999.


                                            /s/  Ernst & Young LLP

Vienna, Virginia
April 14, 1999